EXHIBIT 99.1

Wendy’s/Arby’s Group Announces Definitive Agreement to Sell Arby’s to Roark Capital Group

Wendy’s/Arby’s Retains 18.5% Ownership of Arby’s

Wendy’s/Arby’s Estimates Transaction Value of $430 Million

ATLANTA, June 13, 2011 – Wendy’s/Arby’s Group, Inc. (NYSE: WEN), today announced a definitive agreement for the sale of Arby’s Restaurant Group, Inc. to a buyer formed by Roark Capital Group.  Wendy’s/Arby’s Group will retain an 18.5% ownership interest in the Arby’s® business.  Atlanta-based Arby’s is the second largest quick-service sandwich chain in the U.S. with more than 3,600 restaurants systemwide.  Roark Capital Group is an Atlanta-based private equity firm that focuses on investing in franchise, brand management and restaurant companies.  Wendy’s/Arby’s Group had previously announced that it was exploring strategic alternatives for Arby’s.

The aggregate transaction value is estimated to be $430 million.  The terms of the agreement provide for Wendy’s/Arby’s Group to receive at closing approximately $130 million of cash, subject to customary adjustments, and retain an 18.5% common stock interest in the Arby’s business expected to be valued at approximately $30 million. The buyer will assume approximately $190 million of Arby’s-related debt, consisting primarily of capital lease and sale-leaseback obligations. The terms of the transaction will trigger an income tax benefit to Wendy’s/Arby’s Group valued at an estimated $80 million, which Wendy’s/Arby’s Group currently expects to realize over the next few years.

Roland Smith, President and Chief Executive Officer of Wendy’s/Arby’s Group, said, “This transaction provides substantial value to our stockholders, as it is expected to be accretive to earnings, deleverage the balance sheet and allow us to devote our full attention and resources on the exciting growth opportunities we have at Wendy’s®. These opportunities include revitalization of our core menu, expanding breakfast, modernizing our facilities, building new restaurants in the United States and pursuing global expansion.

“As we move through this transition year, we are laying the groundwork for Wendy’s to deliver 10% to 15% average annual EBITDA growth in 2012 and beyond.  We view Wendy’s as one of the most attractive growth stories in the quick-service restaurant industry,” Smith said.

Smith added, “Roark Capital Group has a proven history of success as an investor and value-added partner to its portfolio companies with significant expertise in franchise and restaurant sectors.  We are very pleased to be partnering with Roark on this transaction, which we believe will benefit all of Arby’s stakeholders.”

Neal Aronson, Managing Partner of Roark Capital Group, said, “This is an exciting day for Roark as well as Arby’s.  Arby’s has more than 47 years of offering unique, high quality and better-tasting alternatives to traditional fast food.  We look forward to working with Arby’s President Hala Moddelmog and the dedicated employees and  franchisees to help this great brand achieve its full potential.”

Wendy’s/Arby’s Group expects that Arby’s will be reported as a discontinued operation in Wendy’s/Arby’s Group’s second quarter 2011 financial results. The transaction is expected to close early in the third quarter and is subject to regulatory approvals and customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.  The agreement provides for post-closing adjustments to the purchase price, based primarily on net working capital. There can be no assurance that the transaction will be completed.

Arby’s Ownership
At closing, Roark will invest $180 million and own a $180 million non-dividend paying preferred stock interest and an 81.5% common stock interest.  Roark’s investment will be used to pay the cash portion of the purchase price, buyer transaction expenses and to provide liquidity and growth capital for the Arby’s business.  In addition, Roark will commit to invest into Arby’s, under certain circumstances, an additional $50 million through 2013, as needed, to provide liquidity and growth capital and would receive preferred stock in return for that additional investment.  Wendy's/Arby's Group will own an 18.5% common stock interest.

For a more detailed explanation of the transaction, please review today’s Form 8-K filed with the Securities and Exchange Commission and visit the investor relations page of the Company's website at www.wendysarbys.com.

Financial and Legal Advisors
UBS Investment Bank acted as financial advisor to Wendy’s/Arby’s Group, Inc.  Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as legal advisor to the Company.  King & Spalding LLP and DLA Piper LLP are serving as legal advisors to Roark Capital Group.

About Wendy's/Arby's Group, Inc.
Wendy’s/Arby’s Group, Inc. is the third largest quick-service restaurant company in the United States and includes Wendy’s International, Inc., the franchisor of the Wendy’s restaurant system, and Arby’s Restaurant Group, Inc., the franchisor of the Arby’s restaurant system.  The combined restaurant systems include more than 10,000 restaurants in the U.S. and 26 other countries and U.S. territories worldwide.

About Roark Capital Group
Roark Capital Group is an Atlanta-based private equity firm that specializes in business, consumer and environmental services companies with attractive growth prospects and revenues ranging from $20 million to $1.0 billion. Roark focuses on middle-market investment opportunities through family-owned business transfers, management and corporate buyouts, recapitalizations, going-private transactions and corporate divestitures. Roark has acquired 20 franchise/multi-unit brands that operate in 50 states and 43 countries. Its current franchise/multi-unit portfolio includes Auntie Anne’s, Batteries Plus, Carvel Ice Cream, Cinnabon, Corner Bakery, Fast Signs, Il Fornaio, McAlister’s Deli, Moe’s Southwest Grill, Money Mailer, Pet Valu, Primrose Schools, Schlotzsky’s, Wingstop and the franchisor of Seattle’s Best Coffee on certain military bases and in certain international markets. The firm has more than $1.5 billion of equity capital under management. For more information, visit www.roarkcapital.com.

Forward-Looking Statements
This news release contains certain statements that are not historical facts, including, importantly, information concerning possible or assumed future results of operations of Wendy’s/Arby’s Group, Inc. and its subsidiaries (collectively “Wendy’s/Arby’s Group” or the “Company”).  Those statements, as well as statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates,” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”).  All statements that address future operating, financial or business performance; strategies or expectations; future general and administrative expense reductions; anticipated costs or charges; future capitalization; future domestic or international business development; future daypart expansion; and anticipated financial impacts of possible transactions are forward-looking statements within the meaning of the Reform Act.  The forward-looking statements are based on our expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors.  Our actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by our forward-looking statements.  For all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Reform Act.  Many important factors could affect our future results and could cause those results to differ materially from those expressed in, or implied by our forward-looking statements.  Such factors, all of which are difficult or impossible to predict accurately, and many of which are beyond our control, include, but are not limited to: (1) changes in the quick-service restaurant industry, such as consumer trends toward value-oriented products and promotions or toward consuming fewer meals away from home; (2) prevailing economic, market and business conditions affecting the Company, including competition from other food service providers, high unemployment and decreased consumer spending levels; (3) the ability to effectively manage the acquisition and disposition of restaurants; (4) cost and availability of capital; (5) cost fluctuations associated with food, supplies, energy, fuel, distribution or labor; (6) the financial condition of our franchisees, with a significant number of Arby’s franchisees having experienced declining sales and profitability; (7) food safety events, including instances of food-borne illness involving Wendy’s or Arby’s or their supply chains; (8) conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies, or acts of war or terrorism; (9) the availability of suitable locations and terms for the development of new restaurants; (10) adoption of new, or changes in, laws, regulations or accounting policies and practices; (11) changes in debt, equity and securities markets; (12) goodwill and long-lived asset impairments; (13) changes in the interest rate environment; and (14) other factors discussed from time to time in the Company’s news releases, public statements and/or filings with the SEC, including those identified in the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. There can be no assurance, if the transaction is completed, that the potential benefits of the sale of Arby’s will be realized.

All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above.  New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We assume no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws.  In addition, we do not endorse any projections regarding future performance that may be made by third parties.

There can be no assurance as to the actual value that may be realized with respect to the 18.5% common stock interest in the Arby’s business retained by the Company. Furthermore, there can be no assurance of the ultimate value of the tax benefit to the Company, whether the Company will be able to utilize such benefit and, if utilized, the time frame of such utilization.

Disclosure Regarding Non-GAAP Financial Measures
EBITDA is used by the Company as a performance measure for benchmarking against the Company’s peers and competitors.  The Company believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to evaluate companies in the restaurant industry.
The Company believes this financial measure provides a meaningful perspective of the underlying operating performance of the Company’s current business.  EBITDA is not a recognized term under U.S. Generally Accepted Accounting Principles (“GAAP”).  Because all companies do not calculate EBITDA and similarly titled financial measures in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures and should not be considered as alternative measures of operating profit or net loss.

Because certain income statement items needed to calculate net income vary from quarter to quarter, the Company is unable to provide projections of net income and a reconciliation of projected EBITDA to net income.

The Company’s presentation of EBITDA is not intended to replace the presentation of the Company’s financial results in accordance with GAAP.

Media and Investor Contacts:
John Barker at 678-514-6900 or john.barker@wendysarbys.com
Kay Sharpton at 678-514-5292 or kay.sharpton@wendysarbys.com